UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVLT	Nasdaq Capital Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 7, 2019, the Board of Directors (the “Board”) of Revolution Lighting Technologies, Inc. (the “Company”) appointed Robert Basil, Jr. to serve, effective as of May 7, 2019, as a director of the Company for a term expiring at the Company’s next annual meeting of stockholders. Mr. Basil has not been appointed to any committees of the Board.

Mr. Basil previously served on the Company’s Board from September 2012 to May 2, 2017. He is a partner at The Boundary Group, a private equity firm focused on the defense and national security sector, and has been a partner of Aston Capital, LLC (“Aston”), a private investment company and the family office of Robert V. LaPenta Sr., since August 2011. Prior to joining Aston, Mr. Basil served as the Vice President of Strategic Planning and Business Operations at L-1 Identity Solutions, Inc. (“L-1”), a provider of technology solutions for protecting and securing personal identities and assets. Before L-1, he served as the Director of Mergers and Acquisitions at L-1 Investment Partners, LLC, a private equity firm. Prior to this, he served as the Corporate Manager of Mergers, Acquisitions, and Corporate Strategy at L-3 Communications, Inc. Mr. Basil began his career at Deutsche Bank in New York, in its media and technology investment banking group. He is a graduate of Georgetown University.

There are no arrangements or understandings pursuant to which Mr. Basil was appointed as a director. Mr. Basil will not receive compensation for his service as a director of the Company. He is expected to enter into an indemnification agreement with the Company, consistent with the form of indemnification agreement entered into by the Company’s other directors and previously disclosed in Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 16, 2012.

Related Person Transactions

Mr. Basil is a partner of RVL 1 LLC (“RVL”) and Aston. RVL and its managing member, Aston, together beneficially own approximately 36% of the Company’s common stock. Robert V. LaPenta, the Company’s Chairman, Chief Executive Officer and President, is a member and Chief Executive Officer of both Aston and RVL. Since the beginning of the Company’s 2018 fiscal year, the Company has entered into a number of transactions with Aston in which Mr. Basil may be deemed to have had an indirect material interest as a result of his position as a partner of Aston.

Aston Advances and Promissory Notes

Prior to the 2018 fiscal year, Aston had from time to time provided advances and loans to the Company. At January 1, 2018, the Company owed $12.7 million to Aston, including an $11.7 million outstanding promissory note and $1.0 million in outstanding advances.

On May 7, 2018, Aston lent the Company an additional $2.0 million. On May 15, 2018, Aston lent the Company an additional $1.5 million, and on June 15, 2018, Aston lent the Company an additional $2.0 million.

On June 30, 2018, the Company issued Aston a $17.7 million amended promissory note (the “June Note”), reflecting the increased aggregate borrowings at that time, as well as accrued and unpaid interest of $0.5 million. The June Note had a maturity date of July 1, 2020 and bore interest at a 9% annual rate.

On August 3, 2018, the Company agreed, pursuant to an Exchange Agreement dated as of such date (the “Exchange Agreement”), to issue to Aston 1.1 million shares of the Company’s common stock in exchange for cancellation of $3.3 million of outstanding principal and interest under the June Note. At Aston’s direction, the Company issued 1,000,000 of the shares to Mr. LaPenta and 100,000 shares to James DePalma, the Company’s former Chief Financial Officer and an affiliate of Aston.

In connection with the Exchange Agreement transaction, on August 3, 2018 the Company issued a $14.5 million amended and restated promissory to Aston (the “August Note”), reflecting the $3.3 million exchange of amounts owed under the June Note for shares. The August Note was issued with the same terms and conditions as the June Note, except that the maturity date was extended to July 20, 2020. After its issuance, the August Note was the only promissory note outstanding in favor of Aston.

On September 4, 2018, Aston advanced the Company an additional $0.4 million (the “September Advance”).

On November 21, 2018, the Company entered into a Forbearance Agreement and Fourteenth Amendment to its loan and security agreement (the “Loan Agreement”) with Bank of America, N.A. (“Bank of America”). Simultaneously with its entry into the amendment, the Company consolidated all of its outstanding promissory notes and advances due to Mr. LaPenta and Aston and issued a new promissory note, dated as of November 21, 2018, to Mr. LaPenta and Aston (the “Consolidated Note”). The Consolidated Note had an initial aggregate principal amount of $38.4 million, which reflected (i) an advance of $1.0 million from Aston in March 2017 (the “March Advance”), (ii) $14.5 million in principal owed to Aston under the August Note, (iii) the September Advance, (iv) $10.5 million in principal owed to Mr. LaPenta under two promissory notes issued to Mr. LaPenta in November 2018 (the “November Notes”), and (v) $12.0 million owed by the Company to Mr. LaPenta in respect of a guaranty exchange on November 21, 2018. In addition, approximately $0.1 million of accrued and unpaid interest on the March Advance, the August Note, the September Advance, and the November Notes was included in the Consolidated Note. The Consolidated Note incurs interest at the greater of (i) LIBOR plus 3.75% and (ii) 1% above the rate in effect at any time under the Loan Agreement. The Consolidated Note is scheduled to mature on July 20, 2020.

The Consolidated Note is secured by a lien on the Company’s and its subsidiaries’ assets in favor of Aston, as agent for Aston and Mr. LaPenta, pursuant to a Security Agreement (the “Security Agreement”) entered into by the Company and its subsidiaries on November 21, 2018. In connection with the issuance of the Consolidated Note, the Company’s guarantor subsidiaries under the Loan Agreement guaranteed the Company’s obligations under the Consolidated Note by issuing a Guaranty (the “Guaranty”) in favor of Mr. LaPenta and Aston.

Also, in connection with the issuance of the Consolidated Note, Mr. LaPenta and Aston entered into a Subordination and Intercreditor Agreement (the “Subordination Agreement”) with Bank of America, the Company and its direct and indirect subsidiaries. Pursuant to the Subordination Agreement, Aston’s liens securing the Company’s indebtedness under the Consolidated Note are subordinated in all material respects to the liens securing the Company’s indebtedness to Bank of America under the Loan Agreement.

During the three months ended March 31, 2019 and the fiscal year ended December 31, 2018, the Company recorded interest expense related to the forgoing financing arrangements with Aston of $0.9 million and $1.6 million, respectively. As of March 31, 2019, there was $46.8 million in aggregate principal and interest outstanding under the Consolidated Note.

The foregoing descriptions of the Consolidated Note, the Security Agreement, the Guaranty and the Subordination Agreement are not complete and are qualified in their entirety by reference to the full text of the agreements, which are attached as Exhibits 99.3, 99.2, 99.4 and 99.5, respectively, to the Company’s Form 8-K filed on November 26, 2018.

Other Arrangements

The Company is party to an Amended Management Services Agreement, dated as of January 5, 2017, with Aston (the “Management Agreement”). Pursuant to the Management Agreement, Aston provides consulting services in connection with financing matters, budgeting, strategic planning and business development, including, without limitation, assisting the Company in (i) analyzing the operations and historical performance of target companies; (ii) analyzing and evaluating the transactions with such target companies; (iii) conducting financial, business and operational due diligence, and (iv) evaluating related structuring and other matters. As compensation for Aston’s services, on May 12, 2016 the Company granted 250,000 shares of restricted stock to Aston, which vested in three annual installments on May 12, 2017, 2018, and 2019. The foregoing description of the Management Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed on March 9, 2017.

The Company’s corporate headquarters utilizes over 90% of the space in a building in Stamford, Connecticut leased by an affiliate of Mr. La Penta, the remainder of which is occupied by affiliates of Mr. LaPenta and Aston. The cost of the Company’s proportionate share of the space under the underlying lease was $0.2 million and $0.4 million during the three months ended March 31, 2019 and the fiscal year ended December 31, 2018, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Robert V. LaPenta
Robert V. LaPenta, Sr. Chief Executive Officer and President